UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2023 (April 14, 2023)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Dearborn Street, 20th Floor Chicago, IL 60603
(Address of Principal Executive Offices)

312-583-7990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

    Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2023, Highlands REIT, Inc. (the “Company”) entered into amended and restated executive employment agreements with Richard Vance, President and Chief Executive Officer of the Company (the “Vance Amended and Restated Employment Agreement”) and Robert J. Lange, Executive Vice President, Chief Operating Officer, General Counsel and Secretary (the “Lange Amended and Restated Employment Agreement”). The Company also entered into an executive employment agreement with Kimberly Karas, Senior Vice President, Chief Accounting Officer and Treasurer (the “Karas Employment Agreement”, and together with the Vance Amended and Restated Employment Agreement and the Lange Amended and Restated Employment Agreement, the “Employment Agreements”). The Karas Employment Agreement supersedes that certain offer letter dated June 6, 2019 by and between the Company and Ms. Karas and that certain Change in Control Severance Agreement dated July 8, 2019 by and between the Company and Ms. Karas.
The Employment Agreements set forth annual base salary rates for Messrs. Vance and Lange and Ms. Karas (each, an “Executive” and collectively, the “Executives”), which are $750,000, $600,000 and $350,000 respectively. Messrs. Vance and Lange and Ms. Karas are each eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established by the Company’s board of directors or the compensation committee of the board of directors. The target annual bonus for each of Messrs. Vance and Lange and Ms. Karas will be no less than 100%, 100% and 40% of the applicable Executive’s base salary, respectively, with threshold and maximum bonus levels to be determined on an annual basis. In the event of a “change in control” (as defined in the Employment Agreements) during their employment period, the Executives will be entitled to receive an annual bonus equal to the greater of the applicable Executive’s (x) annual bonus, if any, for the completed fiscal year immediately preceding the fiscal year in which a change in control occurs (“Prior Bonus”) or (y) target bonus for the year in which the change in control occurs, in each case, pro-rated for the portion of the fiscal year that elapsed before the change in control.
Pursuant to the Vance Amended and Restated Employment Agreement and the Lange Amended and Restated Employment Agreement, if either Mr. Vance’s or Mr. Lange’s employment is terminated by the Company without “cause” or by him for “good reason” (each, as defined in the applicable Employment Agreement), then, upon such termination, subject to the applicable Executive’s execution and non-revocation of a release of claims, Mr. Vance or Mr. Lange (as applicable) will be entitled to a lump-sum payment in an amount equal to one and a half times the sum of his annual base salary and target annual bonus (or, if in connection with a change in control of the Company, three times the sum of his annual base salary and the greater of the Executive’s (x) Prior Bonus or (y) target bonus for the year in which the change in control termination occurs) and payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for him and his dependents for up to 18 months after the termination date.
Pursuant to the Karas Employment Agreement, if Ms. Karas’ employment is terminated by the Company without “cause” or by her for “good reason” (each, as defined in the Karas Employment Agreement), then, upon such termination, subject to Ms. Karas’ execution and non-revocation of a release of claims, Ms. Karas will be entitled to a lump-sum payment in an amount equal to one and one quarter times the sum of her annual base salary and target annual bonus (or, if in connection with a change in control of the Company, two and one half times the sum of her annual base salary and the greater of her (x) Prior Bonus or (y) target bonus for the year in which the change in control termination occurs) and payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for her and her dependents for up to 18 months after the termination date.
The Employment Agreements further provide that, to the extent any payment or benefit received by the applicable Executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Executive than receiving the full amount of such payments.
The Employment Agreements also contain a confidentiality covenant by each Executive that extends indefinitely and an employee and independent contractor nonsolicitation covenant that extends during each Executive’s employment and for a period of one year following the Executive’s termination. The Employment Agreements also include a mutual non-disparagement covenant between each Executive and the Company. The Employment Agreements further clarify that in compliance with applicable law, the Executives may disclose trade secrets of the Company or its affiliates without being held criminally or civilly liable under federal or state trade secret laws, provided that the disclosure (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to the applicable Executive’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Furthermore, the Employment Agreements provide that nothing in the Employment Agreements or in any other agreement the Executives have with the Company or its affiliates will restrict the Executives from disclosing information concerning possible violations of law or seeking a whistleblower award.

The foregoing descriptions of the Vance Amended and Restated Employment Agreement, the Lange Amended and Restated Employment Agreement and the Karas Employment Agreement are qualified in their entirety by reference to their terms, which agreements are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Employment Agreement, dated April 12, 2023, by and between Highlands REIT, Inc. and Richard Vance
10.2	Amended and Restated Executive Employment Agreement, dated April 12, 2023, by and between Highlands REIT, Inc. and Robert J. Lange
10.3	Executive Employment Agreement, dated April 12, 2023, by and between Highlands REIT, Inc. and Kimberly Karas

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Highlands REIT, Inc.

Date: April 14, 2023        By: /s/ ROBERT J. LANGE
Name: Robert J. Lange
Title: Executive Vice President, Chief Operating Officer and General Counsel and Secretary

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